                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement                [ ] Confidential, For Use of the
[X] Definitive proxy statement                     Commission Only (as permitted
[ ] Definitive additional materials                by Rule 14a-6(c)(2)
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           AXENT TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        -----------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------

    (5) Total fee paid:

        -----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        -----------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        -----------------------------------------------------------------

    (3) Filing party:

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    (4) Date filed:

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

                            AXENT TECHNOLOGIES, INC.
                       2400 Research Boulevard, Suite 200
                           Rockville, Maryland 20850


[LOGO OF AXENT TECHNOLOGIES, INC. APPEARS HERE]

April 30, 1999


Dear Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of AXENT Technologies, Inc. to be held at 9:30 a.m., local time, on Friday, June 4, 1999 at AXENT's headquarters at 2400 Research Boulevard, Rockville, Maryland. Stockholders of record on April 9, 1999 are entitled to vote at the annual meeting.

     A Notice of Annual Meeting of Stockholders, Proxy Statement and proxy are enclosed. Also enclosed is a copy of AXENT's Form 10-K for 1998. You may request a copy of AXENT's 1998 Annual Report, which was not available at the time of mailing these materials, on AXENT's Web page (www.axent.com) or by calling
                                              -------------
AXENT's investor relations personnel.

     Whether or not you attend the annual meeting, please immediately sign, date and return your proxy in the enclosed envelope so that as many shares as possible are represented.

                   Sincerely,



                   John C. Becker
                   Chief Executive Officer and Chairman of the Board

                            AXENT TECHNOLOGIES, INC.
                       2400 Research Boulevard, Suite 200
                           Rockville, Maryland 20850


[LOGO OF AXENT TECHNOLOGIES, INC. APPEARS HERE]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1999


        AXENT Technologies, Inc. will hold its 1999 Annual Meeting of Stockholders on Friday, June 4, 1999, at 9:30 a.m., local time, at 2400 Research Boulevard, Suite 200, Rockville, Maryland 20850 for the following purposes:

        1. To elect two (2) directors for terms of three years or until their respective successors have been elected or appointed ;

        2. To approve the AXENT Technologies, Inc. 1999 Incentive Stock Plan, which provides for the issuance of up to 1,300,000 shares of AXENT common stock; and

        3. To transact any other business properly coming before the Annual Meeting and any adjournment or postponement.


         Stockholders of record of AXENT common stock as of the close of business on April 9, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement.

Please immediately sign, date and return your proxy in the enclosed envelope. If you attend the meeting, you may withdraw your proxy if you wish and vote in person.

                                        By Order of the Board of Directors,



                                        Gary M. Ford
                                        Secretary

Rockville, Maryland
April 30, 1999

                            AXENT TECHNOLOGIES, INC.

[LOGO OF AXENT TECHNOLOGIES, INC. APPEARS HERE]

                                PROXY STATEMENT

        AXENT Technologies, Inc. is furnishing this proxy statement in a solicitation by AXENT's Board of Directors of proxies for use in voting at AXENT's 1999 Annual Meeting of Stockholders and any adjournment or postponement of that meeting. AXENT's annual meeting will be held on Friday, June 4, 1999 at 9:30 a.m., local time, at AXENT's principal offices, 2400 Research Boulevard, Suite 200, Rockville, Maryland 20850. AXENT's telephone number is (301) 258-5043. This proxy statement, the accompanying proxy and AXENT's Annual Report on Form 10-K are first being mailed to stockholders on or about May 4, 1999.

        The record date for AXENT's annual meeting is April 9, 1999, and stockholders of record on AXENT's books as of 5:00 p.m. on that date will be entitled to vote at AXENT's annual meeting. At the close of business on that date, AXENT had outstanding 27,839,563 shares of its common stock, each of which entitles its holder to cast one vote on each matter presented at AXENT's annual meeting.

        Votes cast by proxy or in person at the annual meeting will be tabulated by the persons appointed by AXENT's Board of Directors as the inspector of elections, with the assistance of AXENT's transfer agent. The inspector of elections will also determine whether or not a quorum is present. Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Shares referred to as "broker non-votes" will be treated as shares that are present for purposes of determining a quorum at the annual meeting but will not be treated as present for the vote on any matter for which authority to vote is lacking. For the passage of any matters other than the election of directors, the affirmative vote of a majority of shares present or represented on such matter is required.

        The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the annual meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by delivering to Georgeson & Company Inc. by facsimile to (212) 440-9009 a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. Unless specified otherwise, all shares represented by the enclosed form of proxy will be voted FOR the election of the two nominees as directors, approval of the 1999 Incentive Stock Plan and other matters which the proxy holders deem advisable during the annual meeting. AXENT had received no notice as of April 28, 1999 that any stockholder proposal is to be submitted at the annual meeting. AXENT believes that the tabulation procedures to be followed by the inspector of elections are consistent with Delaware statutory requirements for voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by AXENT. Georgeson & Company Inc. has been engaged by AXENT to act as proxy solicitors and to mail proxies to the holders of common stock on the record date, and will receive a fee for those services of approximately $7,500. In addition, AXENT may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Certain directors, officers and regular employees of AXENT, without additional compensation, may also solicit proxies either personally or by telephone or telegram.

                       PROPOSAL 1: ELECTION OF DIRECTORS


        AXENT's directors are divided into three classes. The number of directors is determined from time to time by AXENT's Board of Directors and currently is fixed at six. A single class of directors is elected each year at the annual meeting of stockholders. Each director elected at each such meeting will serve for a term ending at the third annual meeting of stockholders after his election or when his successor is elected and duly qualified.

        Two directors are to be elected at this annual meeting to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and duly qualified. The nominees who will stand for election are Richard A. Lefebvre and Gabriel A. Battista, both of whom are currently members of AXENT's Board of Directors. The two nominees receiving the highest number of affirmative votes will be elected as directors for a term of three years. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the other named nominee and for any substitute nominee designated by the present Board of Directors or the proxy holders, or the number of directors constituting the Board of Directors may be reduced. The Board of Directors has no reason to believe that Messrs. Lefebvre or Battista will be unable or unwilling to serve as a nominee or as a director if elected.

Information Concerning Nominees and Other Incumbent Directors

Directors to be Elected at the 1999 Annual Meeting

  Richard A. Lefebvre, age 52, has been a director of AXENT since March 1991.
He served as AXENT's Chairman of the Board from March 1991 through December 1998, as AXENT's Chief Executive Officer from March 1991 to July 1997 and as AXENT's President from March 1991 to October 1996. He also served as President, Chief Executive Officer and a director of a predecessor of AXENT from 1989 until March 1991. From April 1987 to January 1989, Mr. Lefebvre was the Executive Vice President and Chief Operating Officer of Sage Software, Inc., a provider of software development tools. Mr. Lefebvre serves as a director of Best Software, Inc.

  Gabriel A. Battista, age 54, has been a director of AXENT since September 1995. Since January 1999, he has served as President, Chief Executive Officer and Chairman of the Board of Tel-SAVE.com, Inc., which provides e-commerce telecommunications services. From November 1996 to November 1998, he served as Chief Executive Officer of Network Solutions, Inc., which assigns and administers Internet domain names. From September 1995 through November 1996, he served as Chief Executive Officer and President of Cable and Wireless, Inc. ("C&W"), a leading telecommunications company. He served as President and Chief Operating Officer of C&W from 1993 to 1995, and as Chief Operating Officer from 1991 through 1993. Mr. Battista serves as a director of Tel-SAVE.com, Inc. and Systems and Computer Technology Corporation.

Directors Whose Terms Expire in 2000

  John C. Becker, age 41, has been a director of AXENT since October 1996. He became AXENT's Chairman of the Board in January 1999 and has served as AXENT's Chief Executive Officer since August 1997. From October 1996 to December 1998, he served as President and Chief Operating Officer of AXENT. From October 1992 to October 1996, he served as Executive Vice President, Chief Financial Officer and Treasurer and from March 1991 to October 1992, as Senior Vice President and Chief Financial Officer, of AXENT. From November 1989 to March 1991, he served as Vice President of a predecessor of AXENT and was responsible for finance and administration. From 1979 to November 1989, Mr. Becker held various positions involving financial matters at Marriott Corporation and MCI Communications, Inc.

  John F. Burton, age 47, has been a director of AXENT since January 1997. He has served as Managing Director of Updata Capital, Inc., an investment-banking firm, since March 1997. From 1995 to March 1997, he was Managing Director of Burton Technology Partners, Ltd. He served as Chief Executive Officer of Nat Systems International, Inc., a vendor of software development products, from September 1995 to September 1996. Mr. Burton served as President, Chief Executive Officer, Chief Operating Officer and a director of Legent Corporation, a provider of information services solutions, from 1990 through January 1995. He served as General Manager of Legent's Software Management Division and Vice President, Corporate Marketing of Legent from 1989 to 1990. He served as Executive Vice President, Chief Operating Officer and a director of Business Software Technology, Inc., which he founded in 1984, until 1989. He serves as a director of Banyan Systems, Inc., Netrix Corporation, Network Imaging Corporation and Map Info Corporation.

Directors Whose Terms Expire in 2001

  Timothy A. Davenport, age 43, has been a director of AXENT since May 1998. He has served as President, Chief Executive Officer and a director of Best Software, Inc., a provider of corporate resource management software solutions, since June 1995. From 1987 to June 1995, he served as Vice President, Developer Tools Group, and Vice President, Graphics Division, of Lotus Development Corporation, a software company providing productivity and work group applications. From 1985 to 1987, Mr. Davenport served as Vice President of Product Marketing for Decision Resources, a division of Ashton-Tate Corporation, a software company that developed business graphics applications.

  Kevin A. McNerney, age 40, has been a director of AXENT since October 1998. Mr. McNerney has served with Heidrick & Struggles, International, a leading executive search firm, since 1993, including as the Managing Partner of the Tysons Corner, Virginia office since 1996. From 1983 to 1993, he served in various positions with Systems Center, Inc., a leading provider of systems and network management software for mainframe, distributed and open systems environments, including as Executive Vice President, where he had general management responsibility for the firm's worldwide operations.

Information Regarding the Board of Directors and Committees

        During 1998, AXENT's Board of Directors met four times and acted four times by written consent. The Board has a standing Audit Committee and Compensation Committee. Each director attended more than 75% of the meetings of the Board and any committee on which he served in 1998.

        The Audit Committee recommends the firm to be appointed as independent accountants to audit AXENT's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants AXENT's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of AXENT and reviews the non-audit services to be performed by the independent accountants. During 1998, the Audit Committee met three times. Messrs. Davenport and McNerney are the current members of the Audit Committee.

        The Compensation Committee reviews and recommends the compensation arrangements for management of AXENT and administers AXENT's stock option plans and employee stock purchase plan. During 1998, the Compensation Committee met seven times. Messrs. Battista and Burton comprised the Compensation Committee from February 1998 to February 1999, when Mr. Burton resigned. At April 28, 1999, that vacancy had not been filled.

        The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board of Directors will consider recommendations from stockholders, which should be addressed to Gary M. Ford, Vice President and General Counsel of AXENT, at AXENT's principal executive offices.

        During 1998, each non-employee director received an award of stock options to purchase 2,000 shares under AXENT's 1996 Directors' Stock Option Plan on the date of AXENT's 1998 Annual Meeting of Stockholders in lieu of any fees for serving as a director of AXENT. Those options generally vest one year after the date of grant. Any non-employee director first elected to the Board also received an award of stock options to purchase 9,000 shares, which vests in equal increments over three years, under AXENT's 1996 Directors' Stock Option Plan. During 1998, Messrs. Battista and Burton received awards of stock options to purchase 2,000 shares on May 20, 1998 with an exercise price of $25.469 per share, Mr. Davenport received an award of stock options to purchase 9,000 shares on May 20, 1998 with an exercise price of $25.469 per share and Mr. McNerney received an award of stock options to purchase 9,000 shares on October 22, 1998 at $20.375 per share. Three non-employee directors elected on February 5, 1998 received awards to purchase 9,000 shares on that date, and two of them received awards of stock options to purchase 2,000 shares on May 20, 1998, all of which expired unexercised following their resignations in 1998. Other than those option grants, no director received any fees or other compensation for serving in such capacity during 1998.

                The Board of Directors recommends a vote "FOR"
                   the election of the nominees named above.


             PROPOSAL 2: APPROVAL OF THE 1999 INCENTIVE STOCK PLAN


     The Board of Directors has approved and recommends that AXENT's stockholders approve the AXENT Technologies, Inc. 1999 Incentive Stock Plan (the "1999 Plan"), which provides for grants of stock options and other equity rights, including stock appreciation rights, stock and phantom stock awards and performance awards, to employees, officers, directors and consultants of AXENT and its subsidiaries. The purpose of the 1999 Plan is to promote the long-term growth and profitability of AXENT by providing key people with incentives to improve stockholder value and contribute to the growth and financial success of AXENT and by enabling AXENT to attract, retain and reward the best-available persons for positions of substantial responsibility.

     AXENT currently maintains its 1998 Incentive Stock Plan (the "1998 Plan"), its 1996 Stock Option Plan (the "1996 Plan") and its 1991 Stock Option Plan (the "1991 Plan"). As of March 31, 1999, options to purchase 824,528 shares were outstanding under the 1998 Plan and 927,495 shares were available for future awards thereunder; options to purchase 1,403,713 shares were outstanding under the 1996 Plan and 152,717 shares were available for future grants thereunder; and options to purchase 129,449 shares were outstanding under the 1991 Plan and 18,212 shares were available for future grants thereunder. AXENT believes that the shares currently available for future award under the 1998 Plan and the 1996 Plan may not be sufficient for awards expected to be made before the next currently anticipated meeting of stockholders of AXENT. In AXENT's view, the adoption of the 1999 Plan and the reservation of 1,300,000 shares for awards under the 1999 Plan are, when combined with shares available under the 1998 Plan and the 1996 Plan, necessary for AXENT to be able to meet its need to provide incentive awards until the next currently anticipated meeting of stockholders of AXENT. Current and future awards under the 1998 Plan, the 1996 Plan and the 1991 Plan will continue to be subject to the terms of the respective plan. A summary of the material features of the 1999 Plan is provided below and a copy of the 1999 Plan is attached as Appendix A to this Proxy Statement.

Shares Available under the 1999 Plan

     The number of shares of AXENT common stock that may be issued with respect to awards granted under the 1999 Plan is 1,300,000 shares. The maximum number of shares of AXENT common stock subject to awards of any combination that may be granted under the 1999 Plan during any fiscal year of AXENT to any individual is limited to 500,000. In any calendar year, the total number of awards of stock options, stock appreciation rights and other equity rights that may be granted under the 1999 Plan with an exercise or purchase price below fair market value may not exceed 200,000 shares. These limits are subject to adjustment to reflect certain corporate events, such as stock dividends, recapitalizations and business combinations. If any award, or portion of an award, under the 1999 Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of AXENT common stock are surrendered to AXENT in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will be available for further awards under the 1999 Plan. The closing price of AXENT common stock on April 28, 1999 was $9.75 per share.

Administration

     The 1999 Plan will be administered by the AXENT Board, the Compensation Committee or by such committee or committees as may be appointed by the AXENT Board from time to time (the AXENT Board, committee or committees hereinafter referred to as the "Administrator"). The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the 1999 Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which, awards shall be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided, however, that except as noted below, modifications and cancellations to reduce the price of an outstanding award under the 1999 Plan are prohibited and any modification that would materially adversely affect any outstanding award may generally not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period. The Administrator may not, without the approval of AXENT's stockholders, reduce the price of stock options, stock appreciation rights and other equity rights awarded under the 1999 Plan, whether by amendment of the outstanding award or cancellation of the existing award and issuance of a new award unless such adjustment is made to reflect certain corporate events, such as stock dividends, recapitalizations and business combinations.

Eligibility To Receive Awards

     Participation in the 1999 Plan will be open to all employees, officers, directors and consultants of AXENT or any of its affiliates, as may be selected by the Administrator from time to time. As of March 31, 1999, four non-employee directors and approximately 630 employees would have been eligible to participate in the 1999 Plan.

Type of Awards

     The 1999 Plan permits the grant of stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards. These awards may be granted separately or in tandem with other awards. The Administrator will determine the prices, expiration dates and other material conditions upon which such awards may be exercised. As noted above, in any one calendar year, the total number of awards of stock options, stock appreciation rights and other equity rights that may be granted under the 1999 Plan with an exercise or purchase price below fair market value may not exceed 200,000 shares.

     Stock Options: The 1999 Plan allows the Administrator to grant either awards of incentive stock options, as that term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, but incentive stock options may only be granted to employees of AXENT or a subsidiary. Options intended to qualify as incentive stock options under
Section 422 of the Code must have an exercise price at least equal to fair market value on the date of grant. Nonqualified stock options must be granted with an exercise price at least 85% fair market value on the date of grant. The option exercise price may be paid in cash, by tender of shares of AXENT common stock, by a combination of cash and shares or by any other means the Administrator approves.

     Stock Appreciation Rights: The 1999 Plan allows the Administrator to grant awards of stock appreciation rights ("SAR"). An SAR entitles the holder to receive a payment in cash, in shares of AXENT common stock, or in a combination of both, having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of AXENT common stock over (B) the base price per share specified in the grant agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.

     Stock and Phantom Stock Awards: The 1999 Plan allows the Administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units ("phantom stock") to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of AXENT common stock or in a combination of both.

     Performance Awards: The 1999 Plan allows the Administrator to grant performance awards which become payable in cash, in shares of AXENT common stock or in a combination of both on account of attainment of one or more performance goals established by the Administrator. Performance goals established by the Administrator may be based on AXENT's or an affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit or AXENT or an affiliate as a whole, over such performance period as the Administrator may designate.

Change of Control

     Unless the grant agreement provides for more favorable treatment, the 1999 Plan provides for the automatic acceleration of vesting or exercisability of 50% of the shares subject to awards held by a grantee in the event of any "Change of Control" (as defined in the 1999 Plan). A Change of Control includes, but is not limited to, an acquisition of AXENT, a merger or consolidation in which the voting securities of AXENT outstanding immediately prior to the merger or consolidation represent 50% or less of the voting power of AXENT or the surviving entity immediately after the merger or consolidation, the acquisition by a third party of beneficial ownership of 50% or more of the voting power of AXENT's outstanding securities or certain changes in the composition of AXENT's Board of Directors.

Awards Under The 1999 Plan

     Because participation and the types of awards granted under the 1999 Plan are subject to the discretion of the Administrator, the benefits or amounts that will be received by any participant or groups of participants if the 1999 Plan is approved are not currently determinable. Under the 1998 Plan, which provides for benefits similar to those under the 1999 Plan, options had been granted as of December 31, 1998 to Messrs. Becker, Jackson, Shinbrood, Edwards and McDonough to purchase a total of 90,000, 40,000, 8,000, 10,000 and 10,000 shares, respectively, options had been granted under the 1998 Plan to all current executive officers of AXENT as a group to purchase a total of 158,000 shares and options had been granted under the 1998 Plan to all other employees to purchase a total of 888,700 shares.

Amendment And Termination

     The AXENT Board may terminate, amend or modify the 1999 Plan or any portion thereof at any time. However, no award may be granted more than ten years after the 1999 Plan is effective.

Federal Income Tax Consequences

      The following is a general summary of the current federal income tax treatment of stock options, SARs and other equity rights that may be granted under the 1999 Plan based upon the current provisions of the Code and the regulations promulgated thereunder. The discussion below, insofar as it relates to the deductibility by AXENT of any compensation payable under the 1999 Plan, is subject to the paragraph below relating to compensation in excess of $1,000,000 payable to certain executive officers.

      No tax consequences result from the grant of options which are intended to qualify as incentive stock options ("ISOs"), within the meaning of Section 422 of the Code. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and AXENT will be allowed no deduction as a result of such exercise provided that the following conditions are met: (a) at all times during the period beginning on the date of grant of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of AXENT or a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the ISO was granted nor within one year after the exercise of the ISO. The three-month period in (a), above, is extended to one year in the event the option holder is disabled or dies. If the holder of an ISO sells stock after compliance with these conditions, any gain realized over the exercise price of the ISO ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of sale of the shares.

      If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the stock on the date the ISO was exercised over the exercise price or
(b) the excess of the amount realized upon such disposition over the exercise price. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, AXENT is allowed an equivalent deduction in the same year.

      AXENT anticipates that options granted under the 1999 Plan generally will
be nonqualified options.   No tax consequences result from the grant of a
nonqualified option. An option holder who exercises a nonqualified option generally will realize compensation taxable as ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and AXENT will be entitled to a deduction from income in the same amount in the year in which the exercise occurred. The option holder's basis in shares received in an exercise of a nonqualified option with cash will be the fair market value of the shares on the date income was realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

      The grant of SARs or phantom stock will not result in taxable income to the grantee or a deduction to AXENT. Upon exercise of an SAR or payment on phantom stock, the grantee will recognize ordinary income and is allowed a corresponding deduction in an amount equal to the cash or the fair market value of the shares of common stock received by the grantee.

      A grantee of a stock award will recognize taxable income for federal income tax purposes at the time of the award, or, if the stock award is for "restricted stock," the earliest date on which the award is within the meaning of Section 83 of the Code, either transferable or no longer subject to a substantial risk of forfeiture. However, the grantee of restricted stock may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares subject to the award on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. AXENT generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

      The Code generally disallows deductions to public companies with respect to compensation over $1,000,000 paid to the company's chief executive officer and its four other most highly compensated executive officers. Qualifying "performance-based" compensation, as defined in the Code, is not subject to the deduction limit. The applicable conditions for "performance-based" compensation include, among others, that the stockholders approve the plan. Stock options and SARs granted under the 1999 Plan at not less than the fair market value of AXENT's common stock on the date of grant are intended to qualify as "performance-based" compensation. Other awards under the 1999 Plan will generally not qualify as "performance-based" compensation.

Required Vote

      Approval of the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of AXENT common stock present at the annual meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 INCENTIVE STOCK PLAN.

                               OFFICERS OF AXENT

      In addition to Mr. Becker, for whom biographical information is included in "Information Concerning Nominees and Other Incumbent Directors," the officers of AXENT are as follows:

      Brett M. Jackson, age 40, has served President and Chief Operating Officer of AXENT since January 1999. From June 1997 to January 1999, he served as Executive Vice President of AXENT. From August 1993 to June 1997 he served as a Senior Vice President of AXENT responsible for worldwide sales and consulting services. From April 1991 through July 1993, he served as a Vice President of AXENT and was responsible for product operations and sales and marketing matters. From July 1989 to April 1991, he served as Director of Marketing of a predecessor of AXENT.

      Marc S. Shinbrood, age 48, has served as a Senior Vice President of AXENT responsible for business development matters since January 1997. He served as Vice President of Marketing and Business Development of Nat Systems International, Inc. from December 1995 through December 1996. Mr. Shinbrood served as President of TechGnosis International, Inc. from December 1994 to December 1995. From May 1993 to December 1994, he was an independent consultant specializing in client/server computing matters. Mr. Shinbrood served as President and Chief Executive Officer of ShowCase Corporation from 1991 to 1993, President and General Manager of CARMS Division of Global Software from 1987 to 1991, founder and National Sales Director of Business Software Technology, Inc. from 1983 to 1987 and Vice President of Cullinet Software, Inc. from 1979 to 1983.

      Robert B. Edwards, Jr., age 42, has served as Chief Financial Officer of AXENT since October 1996 and as a Vice President responsible for finance matters and internal operations since June 1994. From March 1992 to May 1994, he served as AXENT's Director of Finance. From 1989 to March 1992, he was an Audit Manager with Arthur Andersen & Co.

      Gary M. Ford, age 44, has served as a Vice President, General Counsel and Secretary of AXENT since August 1995. From 1984 through July 1995, Mr. Ford was a member of the law firm of Tucker, Flyer & Lewis, a professional corporation.

      Erich E. Baumgartner, Jr., age 39, has served as Vice President of AXENT responsible for worldwide channels operations since November 1998. From February 1998 to November 1998, he served as Vice President of AXENT responsible for North American sales of network products. From April 1997 to February 1998, he served as Vice President of North American Sales for Raptor Systems, Inc., which was acquired by AXENT in February 1998. From June 1996 to April 1997, he served as Eastern Area Sales Director for Raptor, and from September 1995 to June 1996, he served as Eastern Area Sales Manager for Raptor. From January 1995 to September 1995, Mr. Baumgartner was a sales representative for Raptor covering sales territories in the mid-Atlantic region. Prior to joining Raptor, Mr. Baumgartner was a District Sales Manager for Sun Microsystems, Inc. from January 1992 until January 1995.

      Edward W. Birss, age 46, has served as a Vice President of AXENT since July 1997, including as General Manager of the Defender business unit. He was an officer of AssureNet Pathways, Inc. from April 1996 until its acquisition by AXENT in March 1997. From 1994 to April 1996, he served both as a Vice President of Silicon Graphics, Inc. and President of Interactive Digital Solutions (an interactive TV joint venture between AT&T and Silicon Graphics). From 1992 to 1994, Mr. Birss served as Chief Operating Officer at Taligent, Inc., a producer of object-based technologies and development products. From 1980 to 1992, he served in various positions at Apple Computer, Inc., including Director of Software Engineering, Director of Product Engineering (1986 to 1988), Vice President of Product Engineering, Senior Vice President Product Engineering Operations (1988 to 1991) and Senior Vice President and General Manager of Object Based Systems (1991 to 1992).

      James R. Bowerman, age 43, has been a Vice President of AXENT since July 1993 and has been responsible for various product engineering matters, including General Manager of AXENT's Resource Management business unit and, from 1993 to 1994, General Manager of AXENT's Storage Division. From October 1992 until July 1993, he served as Director and General Manager of AXENT's Unitech Products Group, and from September 1989 to September 1992 he served as Director, Software Products at Systems Center, Inc.

      James A. Burdick, age 50, has served as a Vice President of AXENT since January 1999 and is responsible for presales system engineer support to North American sales. He was a founding principal of Secure Network Consulting, Inc. and served as its Vice President for Enterprise Security Technology from January 1998 until it was acquired by AXENT in July 1998. From January 1994 until January 1998, Mr. Burdick served in various positions with Trident Data Systems, most recently as the Chief Engineer in Trident's Commercial Division.

      Robert A. Clyde, age 39, has been a Vice President of AXENT since March 1991 and has been responsible for various product engineering, client services and product management matters, including serving as General Manger of AXENT's Security Management business unit and as General Manger responsible for the security products group. Before March 1991, Mr. Clyde served as Vice President of a predecessor of AXENT and Director of the Clyde product group.

      Gregory Coticchia, age 38, has been a Vice President of AXENT responsible for marketing communications and product management since January 1999. He served as Chief Operating Officer, then Chief Executive Officer, of Mallett Technology from November 1996 through May 1998. Mr. Coticchia served as Vice President of Product Management, then Vice President of Marketing, of Nat Systems International, Inc., a vendor of software development products, from November 1995 to October 1996. From December 1994 until July 1995, Mr. Coticchia served as Vice President of Marketing and Business Development at Tartan, Inc. In addition, he founded, and was General Manager and Vice President of Emprise Technologies, from October 1991 to November 1994. Mr. Coticchia served as Vice President, Marketing of Legent Corporation responsible for its Systems Productivity Division (SPD) products from November 1986 until September 1991.

      William Franklin, age 44, has served as a Vice President of AXENT responsible for services since July 1998. From October 1996 to November 1997 he served as Senior Vice President and General Manager, Eastern Region, for CODA Inc., and was responsible for Sales, Marketing, Information Systems, Professional and Technical Services. From September 1994 to October 1996, he served as Vice President of Worldwide Customer Services at ASTEA International, where he was responsible for Customer Support, Professional Services, Custom Development, Training, Production, and Information Systems. From October 1993 to September 1994, he served as Director of North American Sales, Services, and Marketing for Computervision Services.

      John C.M. Holland, age 48, has served as a Vice President of AXENT responsible for European operations since April 1997. He has served AXENT and its UK operations in various capacities since January 1993, including as Director of International Channel Operations from January 1996 to April 1997, International Business Manager--Security from January 1995 to January 1996, Security Product Manager from January 1994 to January 1995 and UNIX Business Manager from January 1993 to January 1994. He was European UNIX Business Manager for Systems Center, Inc. from March 1991 through 1992. Mr. Holland served as Senior Vice President of Operations of Uniplex, Inc. from October 1989 to January 1991, and served in various capacities in the UK operations of Uniplex, Inc. from 1985 to October 1989, including as Group Operations Director.

      Bruce H. Johnson, age 42, has served as a Vice President of AXENT since 1997 and is been responsible for sales in AXENT's Western region of North America. He was Vice President of North American Sales of AssureNet Pathways, Inc. from September 1993 until AXENT acquired it in March 1997. From 1988 to September 1993, Mr. Johnson was the Western Regional Sales Manager of AssureNet Pathways, Inc.

      Thomas M. McDonough, age 44, has served as a Vice President of AXENT since September 1993 and has been responsible for North American sales since March 1994. From September 1993 to February 1994, he was responsible for business development and corporate marketing. From October 1990 to August 1993, Mr. McDonough served as Branch Manager, Telecommunications Accounts (Washington, D.C.) of Digital Equipment Corporation.

      Vimal Vaidya, age 35, Vimal Vaidya, age 35, has served as a Vice President of AXENT responsible for intrusion detection products since January 1999. He served as President and Chief Executive Officer of Internet Tools, Inc. from June 1997 to January 1999, when it was acquired by AXENT. From January 1996 to May 1997, he served as Vice President of ON Technology Corporation responsible for the Security Products group. Mr. Vaidya was the founder, President and Chief Executive Officer of neTrend Corporation from May 1995 to January 1996, when neTrend was acquired by ON Technology. Mr. Vaidya served in various engineering management positions at SBE, Inc. from July 1991 to December 1994, including as Director of Engineering.

      Officers of AXENT are selected by the Board of Directors on an annual basis.


                            EXECUTIVE COMPENSATION


      The following table sets forth certain summary information for Mr. Becker, AXENT's Chief Executive Officer during 1998, each of the four other most highly compensated officers of AXENT and the most highly compensated officer of AXENT (collectively, the "Named Officers").

                                      Summary Compensation Table
                                                                                         Long-term
                                                                                       Compensation
                                            Annual Compensation                           Awards
                                    ------------------------------------------------------------------
                                                                       Securities
              Name and                Fiscal                           Underlying        All Other
         Principal Position            Year   Salary($)  Bonus($)(1)   Options(#)   Compensation($) (2)
------------------------------------  ------  ---------  -----------   -----------  -------------------
John C. Becker                          1998  $220,000   $ 62,400         225,000               $1,295
Chief Executive Officer and             1997   170,341    112,400         218,097                  674
Chairman of the Board (since 1/99)      1996   143,750     80,000          60,000                  698

Richard A. Lefebvre                     1998   200,000     33,600               0                2,204
Chairman of the Board (until 1/99)      1997   249,671    116,400         113,511                1,565
                                        1996   271,992    131,000          12,000                1,347

Brett M. Jackson                        1998   160,000     63,840         100,000                1,117
President and Chief Operating           1997   140,625     91,680         150,198                  552
Officer (since 1/99)                    1996   129,125     85,000          32,000                  678

Marc S. Shinbrood                       1998   145,000     27,960          20,000                1,326
Senior Vice President                   1997   145,000     41,600          40,000                  331

Robert B. Edwards, Jr., Vice            1998   135,000     31,200          25,000                1,022
President and Chief Financial           1997   105,000     47,520          44,997                  428
Officer                                 1996    92,500     25,000          16,000                  427

Thomas M. McDonough, Vice President     1998   120,000    117,853          25,000                  979
                                        1997    99,583    129,928          70,000                  534
                                        1996    90,000     94,897          20,000                  571

____________
(1) AXENT's officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the Compensation Committee. Amounts shown include actual bonus earned and paid for 1998, 1997 and 1996, adjusted for a voluntary reduction of bonus in April 1997. See "-Executive Bonus Plan."

(2) "All Other Compensation" includes the payment by AXENT of the annual premium for certain term life insurance and long-term disability premiums pursuant to a benefit program.


     The following table sets forth certain information regarding options to purchase AXENT common stock which were granted in 1998 to each of the Named
Officers:

                       Option Grants in Last Fiscal Year

                                 Individual Grants
                                 -----------------

                                                                                                     Potential Realizable Value
                                Number of                                                            at Assumed Annual Rates of
                               Securities    % of Total                                             Stock Price Appreciation for
                               Underlying   Options Granted      Exercise or                               Option Term (4)
                               Options(1)   to Employees in       Base Price                               ----------------
 Name                          Granted(1)    Fiscal Year(2)       ($/Sh)(3)        Expiration Date         5%            10%
--------------------          -----------   --------------      -------------      ---------------       -------        ------
John Becker                      225,000         13.81          $15.38-$19.25      1/27/08-2/05/08    $1,934,548       $4,730,340

Richard Lefebvre                       0             0                      0                    0             0                0

Brett Jackson                    100,000          6.14          $15.38-$19.25      1/27/08-2/05/08       859,799        2,102,373

Marc Shinbrood                    20,000          1.23          $15.38-$19.25      1/27/08-2/05/08       171,960          420,475

Robert Edwards                    25,000          1.53          $15.38-$19.25      1/27/08-2/05/08       214,950          525,593

Thomas McDonough                  25,000          1.53          $15.38-$19.25      1/27/08-2/05/08       214,950          525,593

_____________
(1) The stock options vest over four years in equal quarterly installments while the officer remains employed by AXENT.
(2) Based on options to purchase 1,629,500 shares of AXENT common stock granted during 1998.
(3) All stock options have exercise prices equal to the fair market value of AXENT common stock on the date of grant.
(4) These amounts are based on annual compound stock price appreciation of five and ten percent above the exercise price over the ten-year term of the options and are mandated by rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on future performance of AXENT common stock, overall market conditions, as well as the option holder's continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

     The following table sets forth certain information regarding options to purchase AXENT common stock exercised during 1998 or held as of December 31, 1998, by each of the Named Officers.

                         Aggregate Option Exercises in
               Last Fiscal Year and Fiscal Year-End Option Values
               --------------------------------------------------

                                                         Number of Securities                     Value of Unexercised in-the
                                                         Underlying Unexercised                         Money Options
                           Shares                          Options at Fiscal                        at Fiscal Year-End($)(2)
                          Acquired                             Year End                             ------------------------
                            On        Value                    --------
Name                     Exercise  Realized($)(1)    Exercisable       Unexercisable        Exercisable         Unexercisable
-----                    --------  --------------   ---------------   ----------------  -------------------  --------------------
John Becker                80,000  $1,876,300               172,410            292,187           $3,075,636            $4,558,215

Richard Lefebvre          219,512   2,941,670                17,249             43,750              332,184               839,609

Brett Jackson              75,000   1,511,049                89,323            154,875            1,610,778             2,505,617

Marc Shinbrood             15,500     243,188                12,077             38,750              212,997               658,953

Robert Edwards             26,623     400,096                 7,812             42,812              125,547               721,660

Thomas McDonough           18,750     240,213                11,063             60,062              146,644               869,645

(1) Calculated based on the market price of AXENT common stock at the time of exercise, less the exercise price payable for such shares multiplied by the number of shares acquired upon exercise.
(2) Calculated on the basis of the closing price of AXENT common stock at December 31, 1998, $30.56255, less the exercise price payable for such shares multiplied by the number of shares underlying the option.

Employment Agreements and Severance Arrangements

    A Memorandum of Understanding dated July 22, 1997 and amended in November 1998 (the "Memorandum") between Mr. Lefebvre and the members of the Compensation Committee, on behalf of the Board of Directors, sets out the compensation arrangements regarding Mr. Lefebvre's service through July 21, 2000 and related severance arrangements. The Memorandum provides that Mr. Lefebvre will receive salary at a fixed annual rate through July 21, 1999 and at a lower annual rate from July 22, 1999 through July 21, 2000, a bonus of a fixed maximum amount for 1998, no bonus for 1999 or 2000, car allowance at the rate in effect at the date of the Memorandum through July 21, 1999 and all employee benefits made available to full-time employees of AXENT through July 21, 2000. At its option, AXENT may accelerate all future payments that may be due to Mr. Lefebvre and agree to pay COBRA premiums as necessary to continue his medical, dental and vision coverage through July 31, 2000. In addition, the Memorandum provides that any stock options granted to Mr. Lefebvre will continue to vest so long as he serves as a member of AXENT's Board (but will accelerate in full immediately if he is asked to resign from the Board or is not re-elected) and will be exercisable until the earlier of the stated expiration date of such option or ninety (90) days after Mr. Lefebvre ceases to serve as a member of AXENT's Board. In the event of a change of control (as defined in AXENT's 1996 Stock Option Plan in effect at the date of the Memorandum), all compensation payable to Mr. Lefebvre through July 21, 2000 will be payable in a lump sum; in addition, the Board of Directors will accelerate all stock options issued to Mr. Lefebvre to be fully exercisable before the earliest date on which the change of control may be deemed to occur and will provide that all exercisable portions of such stock options will be assumed by any acquiring or successor corporation and will be exercisable for a specified period after the change of control occurs.

   In the event AXENT terminates the employment of an officer or key employee without cause, the officer or key employee is entitled to receive certain severance benefits, including full base salary, participation in medical, dental and vision coverage, auto allowance and continued ability to exercise stock options, in accordance with AXENT's executive severance guidelines, as follows:
(1) Chief Executive Officer--two years; (2) Chief Operating Officer--one year;
(3) Executive Vice President and Chief Financial Officer--one year; (4) Senior Vice Presidents and Vice Presidents employed for less than one year--60 days;
(5) Senior Vice Presidents and Vice Presidents employed for more than one year but less than three years--six months; (6) Senior Vice Presidents and Vice Presidents employed for more than three years--one year; (7) other key employees--up to three months. In the event of termination of employment of an officer or key employee without cause occurring within nine months of a change of control of AXENT, the officer or key employee would be entitled to receive the same general benefits (but including full targeted bonus or commissions and full acceleration of stock options) for the stated severance period except that Senior Vice Presidents and Vice Presidents employed for less than three years would receive one year of severance and other key employees would receive up to six months of severance. Under these severance guidelines, Mr. Becker currently would be entitled to receive the compensation and benefits specified above for two years, Messrs. Jackson, Edwards and McDonough each currently would be entitled to receive the compensation and benefits specified above for a period of one year and Mr. Shinbrood currently would be entitled to receive the compensation and benefits specified above for a period of six months.

   Stock options of Messrs. Becker, Jackson, Shinbrood, Edwards and McDonough generally vest in full upon an acquisition of AXENT, a merger or consolidation in which the voting securities of AXENT outstanding immediately prior to the merger or consolidation represent 50% or less of the voting power of AXENT or the surviving entity immediately after the merger or consolidation, the acquisition by a third party of beneficial ownership of 50% or more of the voting power of AXENT's outstanding securities or certain changes in the composition of AXENT's Board of Directors.

Executive Bonus Plan

     AXENT's executive bonus plan is designed to attract, retain and provide performance incentives for key management personnel. The plan provides for a cash bonus to be paid to the key management personnel upon attainment of individualized predetermined performance objectives. Awards made to management under the plan are determined by the Compensation Committee. For 1999, Messrs. Becker, Jackson, Shinbrood, Edwards and McDonough will be eligible for annual bonus payments in amounts up to $160,000, $150,000, $70,000, $60,000 and
$130,000, respectively.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION


     This report by the Compensation Committee of the Board of Directors discusses the compensation objectives and policies generally applied by the Compensation Committee in determining the compensation arrangements for executive officers of AXENT for and during 1998. This report also discusses the objectives and policies applied specifically in determining the compensation arrangements for AXENT's Chief Executive Officer during 1998.

     John F. Burton and Gabriel A. Battista comprised the Compensation Committee from February 5, 1998 through December 31, 1998. They were responsible for determining and implementing salary and bonus levels for executives of AXENT other than continuing executives of Raptor Systems, Inc. and stock option grants for all executives of AXENT for 1998. They were independent, non-employee directors of AXENT at all times during 1998.

Compensation Philosophy

     AXENT's executive compensation program is designed to reward the executives based upon the business performance of AXENT, both short-term and long-term, thereby aligning the interests of executive officers with the interests of AXENT's stockholders. The program also seeks to retain and attract productive executives by providing competitive total compensation packages. The principal elements of compensation employed by the Compensation Committee are base salary, short-term incentives through annual cash bonuses and long-term incentives through stock option grants.

COMPENSATION PLAN

     The Compensation Committee reviews at least annually AXENT's executive compensation programs. In the review process, the Compensation Committee considers and makes recommendations for each executive based upon factors that the Compensation Committee believes are relevant, including compensation packages for executives in comparable roles at other public companies, the nature of the individual's responsibilities, the individual's contributions to the growth and success of AXENT, AXENT's historical and recent financial performance, the individual's historic compensation levels and length of service with AXENT and the individual's level of compensation relative to the compensation of other executives of AXENT. In fixing levels of base salary, bonus and stock option grants for 1998, the Compensation Committee received and considered a report prepared by a third party consultant that assessed cash and equity compensation for executive management positions based upon the consultant's review of publicly-available information for firms in AXENT's industry and published survey research believed by the consultant to be relevant. For those executives who served as executives of Raptor Systems, Inc. immediately before its acquisition by AXENT in 1998, levels of base salary and bonus continued for 1998 at the level fixed by Raptor before the acquisition.

     Base Salary. The Compensation Committee annually reviews and establishes base salaries for all of AXENT's executives, including the Chief Executive Officer, based primarily on each executive's responsibilities, experience, knowledge and individual performance during the prior year, as well as the base salaries for executives in comparable roles performing at comparable levels at other companies in the same or related industries. In measuring individual performance during the prior year for this purpose, the Compensation Committee considers contributions to AXENT's recent financial performance, performance on non-financial goals and other contributions to AXENT's success. For those executives who served as executives of Raptor Systems, Inc. immediately before its acquisition by AXENT in 1998, levels of base salary continued for 1998 at the level fixed by Raptor before the acquisition.

     The average increase for 1998 in base salaries for all executives who served as such during 1997 was approximately thirteen percent. Mr. Becker's base salary increased 22% for 1998 to reflect the increase in his responsibilities as a result of his election as Chief Executive Officer in August 1997, to reward his contributions to the growth and success of AXENT (including the acquisition of Raptor Systems, Inc.) and to bring his salary into greater parity with that of his peers in the industry.

     Bonuses. Under AXENT's executive bonus plan, the Compensation Committee establishes the amount of cash bonus to be paid to each executive upon attainment of individualized performance objectives determined for each year. For 1998, the maximum bonus for which executives who served as such in 1997 were eligible increased an average of approximately twenty percent. For 1998, the bonus plan for each executive was based upon one or more of the following criteria: 1) achieving the established revenue targets for which an executive was responsible; 2) achieving certain earnings-per-share targets; 3) achieving timely delivery of product and/or 4) individual performance as measured by achievement of defined objectives. The bonus plan for Mr. Becker was based upon AXENT achieving established revenue and earnings-per-share targets. He received approximately 52% of his potential bonus for 1998.

     Stock Option Grants. The Compensation Committee makes grants of stock options under AXENT's stock option plans to retain and reward key employees for contributions to AXENT. The number of options granted to each executive during 1998 was based upon individual and company performance, future individual potential to impact AXENT's performance, the shares owned by each executive, the respective option position, both vested and unvested, of each executive and equity compensation awarded by other companies in AXENT's industry.

     Stock options awarded in 1998 to all executives, including Mr. Becker, were based upon the above factors and were intended to provide rewards consistent with stockholder returns. During 1998, Mr. Becker was granted stock options covering a total of 225,000 shares, including options granted to reward him for his contributions to AXENT's performance in 1997. Other executives of AXENT named in the Summary Compensation Table were granted options during 1997 covering a total of 170,000 shares. See "Option Grants in Last Fiscal Year."

     All options awarded in 1998 were granted at an exercise price at least equal to the fair market value of AXENT's common stock on the grant date, and all such options vest over a period of four years. A recipient of any such option will earn no compensation unless the share price of AXENT's common stock increases above the exercise price of the option.

     Section 162(m) of the Internal Revenue Code. This provision generally limits to $1,000,000 the tax deductible compensation paid to the Chief Executive Officer and the four highest-paid executive officers who are employed as executive officers on the last day of the year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied. AXENT has imposed limits on options that may be granted to any individual in any calendar year so that the Section 162(m) limitation does not apply to performance-based compensation provided under AXENT's stock option plans. None of AXENT's compensation payments for 1998 exceeded the tax deductibility limit set forth in Section 162(m), nor is it expected that compensation to be paid in 1999 will exceed that limit. The Compensation Committee will continue to monitor AXENT's executive compensation with the impact of Section 162(m) where appropriate and consistent with AXENT's compensation policy.

                                                John F. Burton
                                                Gabriel A. Battista


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The members of the Compensation Committee were Messrs. Burton and Battista from February 5, 1998 to December 31, 1998 and Jacqueline C. Morby and Richard
A. Hosley II prior to February 5, 1998. None of them was at any time during 1998, or at any other time, an officer or employee of AXENT. No executive officer of AXENT serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of AXENT's Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph shows a 32-month comparison of cumulative total return on AXENT common stock, based on the market price of AXENT common stock assuming reinvestment of dividends, with the cumulative total return of companies in the CRSP Total Return Index for the NASDAQ Stock Market and the CRSP Index for NASDAQ Computer and Data Processing Stocks for the period beginning April 24, 1996, the day AXENT common stock began trading on the NASDAQ National Market, through December 31, 1998. The graph assumes the investment of $100 on April 24, 1996 in AXENT common stock and in each of the indices and assumes reinvestment of all dividends. The graph presents information for a limited period of time, and as a result, is not necessarily indicative of possible future performance of AXENT common stock.

                                                                        STARTING
                                                                         BASIS
 DESCRIPTION                4/96     6/96    9/96     12/96    3/97     6/97     9/97    12/97    3/98      6/98     9/98    12/98
--------------            -------  -------  -------  -------  ------  -------  -------  -------  -------  -------  -------  --------

   AXENT                  $100.00  $117.86  $167.86  $107.14  $87.50  $108.93  $148.22  $123.22  $217.86  $218.75  $133.04   $218.31



NASDAQ COMPOSITE ($)      $100.00  $99.88   $103.44  $108.51 $102.63  $121.45  $141.99  $133.15  $155.80  $160.31  $145.13   $187.18


NASDAQ COMPUTERS &
 DATA PROCESS ($)         $100.00  $99.52   $101.50  $105.54 $97.96   $125.62  $137.37  $129.65  $171.27  $190.08  $179.17   $232.01


                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of AXENT common stock as of March 31, 1999: (i) by each person who is known by AXENT to own beneficially more than 5% of AXENT common stock; (ii) by each director of AXENT and each nominee for election; (iii) by each of the Named Officers (as defined in "Executive Compensation"); and (iv) by all directors and executive officers of AXENT as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of AXENT common stock shown as beneficially owned by them.

                                            Amount and Nature of
                                           Beneficial Ownership (1)
                                           ------------------------
                                              Number      Percent
                                           -----------   ----------

John C. Becker (2)                              226,022       *
Richard A. Lefebvre (3)                         198,727       *
Gabriel A. Battista (4)                           9,000       *
John F. Burton (5)                               12,000       *
Timothy A. Davenport (6)                          3,000       *
Kevin A. McNerney (6)                             4,200       *
Brett M. Jackson (7)                            106,028       *
Marc S. Shinbrood (8)                            15,828       *
Robert B. Edwards, Jr. (9)                       12,500       *
Thomas M. McDonough (10)                         17,127       *
Executive officers and directors as a group
 (10 persons) (11)                              623,619     2.2%

--------------
*    Less than 1% of the outstanding Common Stock.

(1) Applicable percentage of ownership is based upon 27,831,343 shares of AXENT common stock outstanding on March 31, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of AXENT common stock subject to options exercisable currently or within 60 days after March 31, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)  Includes 200,223 shares issuable upon the exercise of vested options.
(3)  Includes 23,000 shares issuable upon the exercise of vested options.
(4)  Includes 9,000 shares issuable upon the exercise of vested options.
(5)  Includes 10,000 shares issuable upon the exercise of vested options.
(6)  Includes 3,000 shares issuable upon the exercise of vested options.
(7)  Includes 105,074 shares issuable upon the exercise of vested options.
(8)  Includes 15,828 shares issuable upon the exercise of vested options.
(9)  Includes 12,500 shares issuable upon the exercise of vested options.
(10) Includes 17,127 shares issuable upon the exercise of vested options.
(11) See footnotes (2) through (9) above. Includes 406,909 shares issuable upon the exercise of vested options.

                              CERTAIN TRANSACTIONS

     In December 1998, AXENT engaged Updata Capital, Inc. to provide certain investment banking services. Updata provided such services to AXENT in its acquisition of CKS Limited, the corporate parent of PassGo Technologies, Ltd., in March 1999. Mr. Burton is a director of AXENT and Managing Director of Updata.

     AXENT entered into a Memorandum of Understanding with Mr. Lefebvre in 1997, which was amended in November 1998. See "Employment Agreements and Severance Arrangements."

     AXENT believes these transactions were made on terms no less favorable to AXENT than would have been obtained from unaffiliated third parties. In accordance with AXENT's policy, these transactions were approved by disinterested directors after disclosure of any interest of any officer or director of AXENT involved.

                             STOCKHOLDER PROPOSALS

  To be considered for inclusion in AXENT's proxy statement for AXENT's annual meeting of stockholders to be held in 2000, a stockholder proposal must be received by Gary M. Ford, Secretary, AXENT Technologies, Inc., 2400 Research Boulevard, Suite 200, Rockville, Maryland 20850, no later than January 1, 2000. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials disseminated by the management of AXENT for AXENT's 2000 annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 20, 2000. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in AXENT's proxy materials unless (a) AXENT receives notice of such proposal by March 20, 2000 and (b) the conditions set forth in Rule 14-4(c)(2)(i)-(iii) under the Exchange Act are met.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires AXENT's executive officers and directors and persons who own more than 10% of a registered class of AXENT's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish AXENT with copies of all Section 16(a) reports they file.

  Securities and Exchange Commission rules require AXENT to disclose all known delinquent Section 16(a) filings by its executive officers, directors and 10% stockholders in this proxy statement. Based solely on its review of the copies of reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, AXENT believes that, for 1998, all filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were made on a timely basis, with the exception of a late Form 4 filing by Robert A Steinkrauss disclosing certain stock option exercises on one date in February 1998.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented to the annual meeting. Representatives of PricewaterhouseCoopers L.L.P., independent accountants to AXENT for 1998, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  A copy of AXENT's Annual Report on Form 10-K for 1998 accompanies this proxy statement. Any stockholder may request AXENT's 1998 Annual Report, which was not available at the time of mailing this proxy statement, on AXENT's Web page (www.axent.com) or by calling AXENT's investor relations personnel.
 -------------

                                  By Order of the Board of Directors

                                  Gary M. Ford
                                  Secretary
April 30, 1999
Rockville, Maryland

                                   APPENDIX A
                                   ----------

                            AXENT TECHNOLOGIES, INC.
                           1999 INCENTIVE STOCK PLAN

1.  Establishment, Purpose and Types of Awards

    AXENT Technologies, Inc. hereby establishes the AXENT Technologies, Inc. 1999 Incentive Stock Plan, as amended (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of AXENT Technologies, Inc. (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best-available persons for positions of substantial responsibility.

    The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.  Definitions

    Under this Plan, except where the context otherwise indicates, the following definitions apply:

    (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

    (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

    (c) "Board" shall mean the Board of Directors of the Corporation.

    (d) "Change of Control" shall mean the occurrence of any of the following:

        (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities;

        (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Corporation, and any new Director (other than a Director designated by a person who has entered into an agreement with the Corporation to effect any transaction described in clause (i), (iii) or (iv) of this Section 2(d)) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors;

         (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

         (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or the sale of all or substantially all of the Corporation's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    (f) "Common Stock" shall mean shares of common stock of the Corporation, par value of two cents ($0.02) per share.

    (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (h) "Fair Market Value" of a share of the Corporation's Common Stock for purposes of the granting of an Award under this Plan shall be determined in good faith by the Administator at the time of the grant using any reasonable method based on the principal stock exchange or market upon which the Company's stock is traded; and for all other purposes on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above.

    (i) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

    (j) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

    (k) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

    (l) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.  Administration

    (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

    (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

    The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, and provided, further, that, except as provided in Section 7(d) of the Plan, the Administrator shall not modify any Award under the Plan to reduce its exercise or purchase price or accept the surrender of outstanding awards under the Plan in connection with the substitution of like new Awards having a lower exercise or purchase price); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

    The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

    (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

    (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

    (e) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

    (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.  Shares Available for the Plan; Maximum Awards

    Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,300,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

    Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted under the Plan during any one fiscal year of the Corporation to any one individual shall be limited to 500,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

    Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation at a price below Fair Market Value on the date of grant or award shall be limited to 200,000. Such limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.  Participation

    Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6.  Awards

    The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

    (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, and nonqualified stock options (i.e., all stock options or portions thereof granted
                            ----
other the Plan that do not qualify as incentive stock options under Code section 422 on the date of grant) must have an exercise price at least equal to 85% of Fair Market Value on the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

    (b) Stock Appreciation Rights.  The Administrator may from time to time
grant to eligible participants Awards of Stock Appreciation Rights ("SAR").   An
SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

    (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

    (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

    (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator.
Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.  Miscellaneous

    (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Corporation, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Corporation of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

    (b) Loans. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

    (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order within the meaning of Section 414(p) of the Code. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee or an alternate payee (as applicable), only by the grantee or the grantee's alternate payee under a domestic relations order as described above, as the case may be, or, during the period the grantee or alternate payee is under a legal disability, by such individual's guardian or legal representative.

     (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in
Section 4 of the Plan and to the number, kind and price of shares covered by Awards granted, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

    Subject to any provisions in any Grant Agreement providing a result more favorable to the holder of such Award, in the event of a "Change in Control," any restrictions on vesting or exercising any outstanding Award issued pursuant to the Plan prior to any given date shall terminate with respect to the number of whole shares constituting 50% of the shares subject to any such restriction.

    Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

    The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

    (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

    (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time.

    (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

    (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

    (j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            AXENT Technologies, Inc.

     The undersigned hereby appoints Robert B. Edwards, Jr. and Gary M. Ford proxies, each with power to act without the other and with power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of stock of AXENT Technologies, Inc. (the "Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 4, 1999 or any adjournment or postponement thereof.


     (this proxy is to be DATED and SIGNED)


     Please mark
[X]  votes as in
     this example


1.  ELECTION OF DIRECTORS

Nominees:  Gabriel A. Battista and Richard A. Lefebvre


  FOR    WITHHELD FOR ALL

  [ ]          [ ]


YOU MAYWITHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY WRITING HIS NAME IN THE SPACE PROVIDED BELOW:

-------------------------------------------


2. APPROVAL OF THE AXENT TECHNOLOGIES, INC. 1999 INCENTIVE STOCK PLAN, WHICH PROVIDES FOR THE ISSUANCE OF UP TO 1,300,000 SHARES OF THE COMPANY'S COMMON STOCK.


  FOR         AGAINST       ABSTAIN

  [ ]           [ ]           [ ]


3. In their discretion, the proxies are authorized to vote upon any other matter that may come before the Annual Meeting of Stockholders or any adjournment or postponement thereof if the Company had not received notice of any such stockholder proposal by March 20, 1999 and a stockholder had not previously sought to include the matter in the Company's proxy statement.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                 Date:        Signature:                Date:
          ---------------       -------           --------------       -------

               IMPORTANT:  PLEASE SIGN, DATE AND RETURN PROMPTLY


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